SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
_____________________________

  CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)
A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)
_____________________________

BERRY PLASTICS HOLDING CORPORATION1
(Exact name of obligor as specified in its charter)

Delaware	35-1814673
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

101 Oakley Street
Evansville, Indiana 47710
(Address of principal executive offices)
_____________________________
10¼% Senior Subordinated Notes due 2016
(Title of the indenture securities)

1 See Table 1 - List of additional obligors

Table 1

Exact Name	Jurisdiction of Organization	I.R.S. Employer Identification No.	Name, Address and Telephone Number of Principal Executive Offices
Berry Plastics Corporation	Delaware	35-1813706	101 Oakley Street, Evansville, Indiana 47710
Aerocon, Inc.	Delaware	35-1948748	101 Oakley Street, Evansville, Indiana 47710
Berry Iowa Corporation	Delaware	42-1382173	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics Design Corporation	Delaware	62-1689708	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics Technical Services, Inc.	Delaware	57-1029638	101 Oakley Street, Evansville, Indiana 47710
Berry Sterling Corporation	Delaware	54-1749681	101 Oakley Street, Evansville, Indiana 47710
CPI Holding Corporation	Delaware	34-1820303	101 Oakley Street, Evansville, Indiana 47710
Knight Plastics, Inc.	Delaware	35-2056610	101 Oakley Street, Evansville, Indiana 47710
Packerware Corporation	Delaware	48-0759852	101 Oakley Street, Evansville, Indiana 47710
Pescor, Inc.	Delaware	74-3002028	101 Oakley Street, Evansville, Indiana 47710
Poly-Seal Corporation	Delaware	52-0892112	101 Oakley Street, Evansville, Indiana 47710
Venture Packaging, Inc.	Delaware	51-0368479	101 Oakley Street, Evansville, Indiana 47710
Venture Packaging Midwest, Inc.	Delaware	34-1809003	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics Acquisition Corporation III	Delaware	37-1445502	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics Acquisition Corporation V	Delaware	36-4509933	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics Acquisition Corporation VII	Delaware	30-0120989	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics Acquisition Corporation VIII	Delaware	32-0036809	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics Acquisition Corporation IX	Delaware	35-2184302	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics Acquisition Corporation X	Delaware	35-2184301	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics Acquisition Corporation XI	Delaware	35-2184300	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics Acquisition Corporation XII	Delaware	35-2184299	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics Acquisition Corporation XIII	Delaware	35-2184298	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics Acquisition Corporation XV, LLC	Delaware	35-2184293	101 Oakley Street, Evansville, Indiana 47710
Kerr Group, Inc.	Delaware	95-0898810	101 Oakley Street, Evansville, Indiana 47710
Saffron Acquisition Corporation	Delaware	94-3293114	101 Oakley Street, Evansville, Indiana 47710
Setco, LLC	Delaware	56-2374074	101 Oakley Street, Evansville, Indiana 47710
Sun Coast Industries, Inc.	Delaware	59-1952968	101 Oakley Street, Evansville, Indiana 47710
Tubed Products, LLC	Delaware	56-2374082	101 Oakley Street, Evansville, Indiana 47710
Cardinal Packaging, Inc.	Ohio	34-1396561	101 Oakley Street, Evansville, Indiana 47710
Landis Plastics, Inc.	Illinois	36-2471333	101 Oakley Street, Evansville, Indiana 47710
Covalence Specialty Adhesives LLC	Delaware	20-4104683	101 Oakley Street, Evansville, Indiana 47710
Covalence Specialty Coatings LLC	Delaware	20-4104683	101 Oakley Street, Evansville, Indiana 47710
Rollpak Acquisition Corporation	Indiana	03-0512845	101 Oakley Street, Evansville, Indiana 47710
Rollpak Corporation	Indiana	35-1582626	101 Oakley Street, Evansville, Indiana 47710

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1. A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2. A copy of the Comptroller of the Currency Certificate of Corporate  Existence and Fiduciary Powers for Wells Fargo Bank, National  Association, dated February 4, 2004.**

Exhibit 3. See Exhibit 2

Exhibit 4. Copy of By-laws of the trustee as now in effect.***

Exhibit 5. Not applicable.

Exhibit 6. The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8. Not applicable.

Exhibit 9. Not applicable.

* Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-4 dated May 26, 2005 of Penn National Gaming, Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Middletown and State of Connecticut on the 2nd day of May 2007.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Jane Y. Schweiger
Jane Y. Schweiger
Vice President

EXHIBIT 6

May 2, 2007

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Jane Y. Schweiger
Jane Y. Schweiger
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business December 31, 2006, filed in accordance with 12 U.S.C. §161 for National Banks.

Assets	Dollar Amounts In Millions
Cash and balances due from depository institutions
Noninterest-bearing balances and currency and coin	$15,071
Interest-bearing balances	1,332
Securities:
Held-to-maturity securities	0
Available-for-sale securities	37,720
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	4,141
Securities purchased under agreements to resell	1,130
Loans and lease financing receivables:
Loans and leases held for sale	33,751
Loans and leases, net of unearned income	252,936
LESS: Allowance for loan and lease losses	2,088
Loans and leases, net of unearned income and allowance	250,848
Trading Assets	3,060
Premises and fixed assets (including capitalized leases)	4,045
Other real estate owned	557
Investments in unconsolidated subsidiaries and associated companies	419
Intangible assets
Goodwill	8,995
Other intangible assets	18,458
Other assets	19,144

Total assets	$398,671

LIABILITIES
Deposits:
In domestic offices	$272,350
Noninterest-bearing	76,347
Interest-bearing	196,003
In foreign offices, Edge and Agreement subsidiaries, and IBFs	39,196
Noninterest-bearing	12
Interest-bearing	39,184
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic affairs	4,271
Securities sold under agreements to repurchase	5,631

Trading Liabilities	2,145
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	7,119
Subordinated notes and debentures	10,164
Other liabilities	17,464

Total liabilities	358,340

Minority interest in consolidated subsidiaries	61

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	24,751
Retained Earnings	14,549
Accumulated other comprehensive income	450
Other equity capital components	0
Total equity capital	40,270
Total liabilities, minority interest, and equity capital	$398,671

I, Karen B. Nelson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Karen B. Nelson
Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate
Federal regulatory authority and is true and correct.

Avid Modijtabai
John Stumpf    Directors
Carrie Tolstedt